Exhibit 10.2

LIMITED RECOURSE GUARANTEE AND PLEDGE AGREEMENT

Made as of April 19, 2012

Between

SCHNEIDER POWER INC.

as Guarantor

and

SAMSUNG HEAVY INDUSTRIES CO., LTD.

as Lender

and

ZEPHYR FARMS LIMITED

-i-

TABLE OF CONTENTS

(continued)

-ii-

LIMITED RECOURSE GUARANTEE AND PLEDGE

This Limited Recourse Guarantee and Pledge (as amended, restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”) is dated as of April 19, 2012 between:

SCHNEIDER POWER INC., a corporation incorporated under the laws of the Province of Ontario

(together with its successors and permitted assigns, in such capacity, the “Guarantor”)

and

SAMSUNG HEAVY INDUSTRIES CO., LTD., (“SHI”), a corporation established and existing under the laws of the Republic of Korea having its registered offices at Samsung Life Insurance Seocho Tower 1321 15, Seocho Dong, Seocho Gu, Seoul, 137 857, Korea, as lender (together with its successors and permitted assigns, in such capacity, the “Lender”)

and

ZEPHYR FARMS LIMITED, a corporation organized and existing under the laws of the Province of Ontario, Canada with a principal place of business at 7550 Lasalle Line, Watford, Ontario,

Canada (together with its successors and permitted assigns, the “Corporation”)

RECITALS

A. Pursuant to the Credit Agreement dated on or about November 26, 2010 (the “Credit Agreement”) between the Corporation and the Lender, the Lender agreed to make available a credit facility and other financial accommodations to the Corporation.

B. Pursuant to a Share Purchase Agreement dated August 24, 2011 (the “Purchase Agreement”) between Green Breeze Energy Inc., as vendor (“Green Breeze”), and the Guarantor, as purchaser, as subsequently amended by Green Breeze and the Guarantor, the Guarantor shall become the registered and beneficial owner of all of the issued and outstanding shares of the Corporation on the Acquisition Date (as hereinafter defined), subject to the terms and conditions of the Purchase Agreement, as amended.

C. As security for the obligations of the Corporation under the Credit Agreement, Green Breeze provided a limited recourse guarantee of the full and irrevocable payment and performance of all of the Corporation’s liabilities and obligations to the Lender under the Credit Agreement and pledged the outstanding Equity Securities of the Corporation to the Lender as continuing collateral security for the Guarantor’s obligations (the “Original Guarantee and Pledge”).

D. In accordance with the terms of the Purchase Agreement, upon closing of the purchase and sale transaction contemplated thereunder, the Guarantor is to provide a limited recourse guarantee and pledge of the shares of the Corporation in favour of the Lender, which is substantially in the form of the Original Guarantee and Pledge.

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1 – INTERPRETATION

1.1	Definitions

In this Agreement the following terms have the following meanings:

(1)	Acquisition means the acquisition by the Guarantor of all of the issued and outstanding shares in the capital of the Corporation;

(2)	Acquisition Date means the date on which the Acquisition is completed;

(3)	Adverse Claim has the meaning given to it in Section 1 of the Securities Transfer Act (Ontario);

(4)	Agreement has the meaning given to it in the recitals;

(5)	Collateral has the meaning given to it in Section 3.1 of this Agreement;

(6)	Corporation has the meaning given to it in the recitals;

(7)	Credit Agreement has the meaning given to it in the recitals;

(8)	Equity Securities means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited partnership or equivalent entity, whether voting or non-voting or participating or non-participating;

(9)	Event of Default means any default in payment when due of the Guaranteed Obligations, any breach of the Credit Agreement (other than by the Lender) or any event described or defined as an “event of default” or “Event of Default” under a Loan Document.;

(10)	Guarantor has the meaning given to it in the recitals;

(11)	Lender has the meaning given to it in the recitals;

(12)	Loan Document means the Credit Agreement and each of the agreements or documents contemplated thereby;

(13)	Guaranteed Obligations means all of the indebtedness, liabilities and obligations of the Corporation to the Lender, present and future, direct and indirect, absolute and contingent, matured and unmatured, as principal or as surety, which are or may become at any time and from time to time owing or payable by the Corporation to the Lender, or which remain owing and unpaid to the Lender at any time or from time to time existing or arising under, by virtue of or otherwise in connection with the Loan Documents, including any amount owing by the Corporation to the Lender, by way of indemnity, subrogation or otherwise, in respect of any payment under a surety or guarantee by the Lender of financing provided by The Export-Import Bank of Korea to the Corporation;

(14)	Organizational Documents means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

(15)	Pledged Securities means all Equity Securities of or in the capital stock of the Corporation owned by the Guarantor as of the Acquisition Date, as more particularly described in Schedule A, and all Equity Securities of or in the capital stock of the Corporation acquired by the Guarantor following the Acquisition Date;

(16)	PPSA means the Personal Property Security Act (Ontario);

(17)	Securities Act has the meaning provided in Section 5.1; and

(18)	Security Interest means any mortgage, hypothec, security interest, pledge, privilege, assignment, lien, charge, whether fixed or floating, encumbrance or other security arrangement of any kind or nature whatsoever whether or not filed, recorded or otherwise perfected under the applicable laws of any jurisdiction.

ARTICLE 2 – GUARANTEE

2.1	Guarantee

The Guarantor hereby irrevocably and unconditionally guarantees to the Lender the punctual, complete and irrevocable payment when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, and the performance of, all of the Guaranteed Obligations; provided that, in the event that demand for payment of the Guaranteed Obligations is made by the Lender, the Lender’s recourse shall be limited as set forth in Section 2.2.

2.2	Limitation on Recourse

The liability of the Guarantor to the Lender hereunder is limited to the extent that such liability is required to permit the Lender to realize upon the Collateral and, in the event that the Guarantor shall default in its obligations hereunder, the sole recourse of the Lender against the Guarantor shall be with respect to the Security Interest granted to the Lender in the Collateral and the Lender shall not have any right to payment from the Guarantor or against any of its other property or assets.

2.3	Payment

Upon or after the occurrence of an Event of Default which is continuing, the Guarantor agrees to make immediate payment to the Lender of all Guaranteed Obligations owing or payable to the Lender on demand by the Lender to the Guarantor.

2.4	Lender Need Not Exhaust Recourse

The Lender shall not be bound to exhaust its recourse against the Corporation, any other party to the Loan Documents or any other Person prior to being entitled to enforce its rights under this Agreement. The Guarantor renounces all benefits of discussion and division.

ARTICLE 3 – PLEDGE

3.1	Pledge of Shares

As general and continuing security for the payment and performance of the Guaranteed Obligations, the Guarantor hereby assigns, transfers, sets over, pledges, mortgages, hypothecates and charges to and in favour of the Lender, as and by way of a fixed and specific mortgage and charge, and grants a security interest to the Lender, in, the right, title, interest and benefit which the Guarantor now has or may hereafter have in the following property, whether or not lodged with the Lender (collectively, the “Collateral”):

(1)	all Pledged Securities, together with any renewals thereof, substitutions therefor and additions thereto and all certificates and instruments evidencing or representing the Pledged Securities, including, without limitation, all Equity Securities which are renewals of, substitutions for or additions to any or all of the Pledged Securities;

(2)	any and all dividends, as and when declared, whether in cash, specie, kind or stock, received or receivable upon or in respect of any Pledged Securities and all interest payments, money or other property payable or paid on account of any return or repayment of capital in respect of any Pledged Securities or otherwise distributed in respect thereof or which shall in any way be charged to, or payable or paid out of, the capital of the Corporation in respect thereof;

(3)	any and all other property that may at any time be received or receivable by or otherwise distributed to or acquired by the Guarantor in any manner in respect of, or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the subdivision, consolidation, change, conversion or reclassification of any of the Pledged Securities, or the reorganization or amalgamation of the Corporation with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Pledged Securities; and

(4)	any and all cash, securities and other proceeds of the foregoing and all rights and interest of the Guarantor in respect thereof or evidenced thereby including, without limitation, all money received from time to time by the Guarantor in connection with the sale of any of the Pledged Securities.

3.2	Delivery of Collateral

All certificates, instruments and other documents representing or evidencing the Pledged Securities, duly endorsed in blank for transfer and accompanied by stock powers or powers of attorney duly executed in blank, substantially in the form of the stock power/power of attorney attached as Exhibit 3.2, shall, forthwith be delivered to and remain in the custody of the Lender or its nominee after the closing of the transactions contemplated by the Purchase Agreement.

If at any time or from time to time after the Acquisition Date, the Guarantor shall be entitled to receive or shall receive any Equity Securities of or in the Corporation (by purchase, stock dividend or other distribution or as a result of any reclassification, increase or reduction of capital or any reorganization or otherwise in addition to or in substitution or exchange for those described in Schedule A), the Guarantor shall forthwith (and in any event within three (3) Business Days) after the Guarantor acquires or obtains such Equity Securities deposit such Equity Securities with the Lender and deliver to the Lender certificates, instruments or other documents representing such Equity Securities, duly endorsed in blank for transfer and accompanied by a power of attorney/stock power, substantially in the form of the stock power/power of attorney attached as Exhibit 3.2, in respect of each such certificate duly executed in blank by the Guarantor, and will at the same time deliver to the Lender a certificate (which shall constitute a supplement to Schedule A) executed by the Guarantor describing such Equity Securities and confirming that such securities have been duly pledged to the Lender and are subject to the Security Interest granted hereunder. The Guarantor shall forthwith cause the Corporation to mark on its share register that the Pledged Securities have been pledged to the Lender. Upon the occurrence of an Event of Default, all Pledged Securities may, at the option of the Lender, be registered in the name of the Lender or its nominee.

3.3	Rights and Duties of the Lender

(1)	The Lender shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Lender by the terms hereof, together with such powers as are incidental thereto. The Lender may execute any of its duties hereunder by or through its officers or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

(2)	In the event that the Collateral is in the possession of the Lender, the Lender and any nominee on its behalf shall be bound to exercise in the holding of the Collateral the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. None of the Lender or any nominee acting on its or their behalf, nor any director, officer or employee of the Lender, or any such nominee shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or wilful misconduct. The Lender is hereby released from all responsibilities for any depreciation in or loss of value of any part of the Collateral, except for such depreciation or loss of value that is the result of the gross negligence or wilful misconduct of the Lender.

3.4	Attachment of Security Interest

The Guarantor and the Lender hereby acknowledge that (i) value has been given and (ii) the Guarantor shall acquire title and rights in the Collateral on the Acquisition Date. The Guarantor and the Lender agree that the Lender’s Security Interest in the Collateral shall attach as at the Acquisition Date.

3.5	Termination of Pledge

This Agreement and the guarantee and Security Interest granted hereunder shall terminate upon full and irrevocable payment and satisfaction of the Guaranteed Obligations and upon termination of the Credit Agreement. As soon as practical after such termination, any Collateral then in custody of the Lender or its nominee shall be delivered to the Guarantor with all certificates being duly endorsed in blank for transfer or accompanied by a power of attorney/stock power in respect of each such certificate duly executed in blank by the Lender.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1	Representations and Warranties

The Guarantor represents and warrants to the Lender as follows as of the Acquisition Date that:

(1)	the Guarantor will be the sole registered and beneficial owner of the Collateral, free and clear of any Adverse Claim or Security Interest other than the Security Interest in favour of the Lender under this Agreement;

(2)	the Guarantor is the sole holder of Equity Securities of or in the capital stock of the Corporation and the Pledged Securities will constitute 100% of the Equity Securities of or in the capital stock of the Corporation as of the Acquisition Date;

(3)	all Equity Securities forming part of the Collateral are and will continue to be, and all replacement or additional Equity Securities forming part of the Collateral will be, duly issued, fully paid and non-assessable;

(4)	the Guarantor is duly organized and validly existing under laws of the jurisdiction of its organization has full power and authority and legal right to execute and deliver, perform its obligations under, this Agreement and guarantee the Guaranteed Obligations and to grant a Security Interest in the Collateral as provided in this Agreement;

(5)	there are no existing shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments made in relation to any of the Collateral;

(6)	upon registration under the PPSA or upon taking possession of the Collateral, as applicable, the Security Interest granted under this Agreement will constitute a valid fully perfected, Security Interest in the Collateral enforceable as against all other creditors of, and purchasers from, the Guarantor;

(7)	the Corporation has recorded on its books and records that the Collateral is subject to a first pledge in favour of the Lender;

(8)	the execution, delivery and performance by the Guarantor of this Agreement (a) does not and will not violate any law or regulation, or any order or decree of any court or other authority; (b) does not and will not conflict with or result in the breach of Organizational Documents of the Corporation or the Guarantor; (c) does not and will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Guarantor is a party or by which he or any of his property is bound; and (d) does not and will not require the consent or approval of any authority or any other Person;

(9)	this Agreement has been duly executed and delivered by the Guarantor and is and will continue to be a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

(10)	no legal action or proceeding is pending or threatened against the Guarantor which (a) challenges the Guarantor’s right, power, or competence to enter into or perform any of its obligation, under this Agreement or the validity or enforceability of this Agreement or any action taken hereunder or (b) whether or not determined adversely, could reasonably be expected to have a material adverse effect on the business or operations of the Guarantor.

The representations and warranties set forth in this Section 4.1 shall survive the execution and delivery of this Agreement.

4.2	Covenants

The Guarantor hereby covenants with the Lender as follows:

(1)	any and all rights, interests, guarantees, collaterals and other Security Interests which the Lender may have acquired under the Credit Agreement and the Security Documents (as such term is defined in the Credit Agreement) shall continue to have legal effectiveness and validity pursuant to the terms and conditions thereof and the Guarantor shall not interfere with the Lender’s rights in respect thereto. The Guarantor will refrain from all acts that will have any adverse consequences on the Lender’s rights under such Security Documents;

(2)	at any time and from time to time, upon the written request of the Lender, the Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Lender may reasonably deem desirable (i) to obtain the full benefits of this Agreement or (ii) to enable the Lender to exercise all or any of the rights and powers herein granted;

(3)	unless the prior written consent of the Lender is obtained, the Guarantor will not sell, lease, transfer or otherwise dispose of the Collateral, nor will it create, incur, assume, cause or permit any Security Interest upon or in respect of any of the Collateral, except for the Security Interest granted (i) under this Agreement or (ii) under any other Loan Document;

(4)	the Guarantor shall defend the title to the Collateral and the Security Interest granted to the Lender in and to the Collateral against the claim of any Person and will assist in maintaining and preserving the Security Interest granted under this Agreement; and

(5)	unless the prior written consent of the Lender is obtained, the Guarantor shall not, with respect to any Collateral, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments, other than the Shareholders Agreement.

4.3	Compliance

The Guarantor represents and warrants that it is in compliance with all of its covenants, agreements and obligations hereunder as of the date hereof.

ARTICLE 5 – REMEDIES

5.1	Remedies

Upon the occurrence and during the continuance of an Event of Default, the Lender may, upon such notice to the Guarantor as may be required by applicable law, take all or any of the following actions:

(1)	transfer all or any part of the Collateral into the name of the Lender or its nominee;

(2)	vote any or all of the Pledged Securities (whether or not transferred to the Lender or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

(3)	exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Corporation or upon the exercise by the Corporation or the Lender of any right, privilege or option pertaining to any shares of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer lender, registrar or other designated agency upon such terms and conditions as it may determine, all options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including, without liability except to account for property actually received by it;

(4)	from time to time realize upon, collect, sell, transfer, assign, give options to purchase, or otherwise dispose of and deliver the Pledged Securities or any part thereof, in such commercially reasonable manner as may seem to it advisable, and for the purposes thereof each and every requirement relating thereto and prescribed by law or otherwise is hereby waived by the Guarantor to the extent permitted by law and the Guarantor agrees that in any offer or sale of any of the Pledged Securities the Lender is hereby authorized to comply with any limitation or restriction in connection with such offer or sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, requiring that such prospective bidders and purchasers have certain qualifications and restricting such prospective bidders and purchasers to persons who will represent their own account for investment and not with a view to the distribution or resale of such Pledged Securities) or in order to obtain any required approval of the sale of or the purchase by any authority or official, and the Guarantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable in any way by reason of the fact that such Pledged Securities are sold in compliance with any such limitation or restriction; and

(5)	purchase any or all of the Pledged Securities, whether in connection with a sale made under the power of sale herein contained or pursuant to judicial proceedings or otherwise;

provided, however, that the Lender shall not be bound to deal with the Pledged Securities as aforesaid, and shall not be liable for any loss which may be occasioned by any failure to do so and no action of the Lender permitted hereunder shall impair or affect any rights of the Lender in and to the Pledged Securities.

The Guarantor recognizes that the Lender may be unable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the Securities Act (Ontario) (the “Securities Act”) and other applicable securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall not be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under other applicable securities laws, even if the issuer would agree to do so.

5.2	Application of Proceeds

After payment of expenses, the balance of any proceeds received by the Lender in or in connection with realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or any part 1 thereof shall be applied on account of the Guaranteed Obligations in accordance with the Credit Agreement.

5.3	Purchasers of Collateral

Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

5.4	Payment of Expenses

The Lender may charge on its own behalf and also pay to others all reasonable out-of-pocket expenses of the Lender and others, including the reasonable fees and disbursements of any experts or advisers (including, without limitation, reasonable legal fees) retained by the Lender, incurred in connection with realizing, collecting, selling, transferring delivering or obtaining payment on the Collateral or any part thereof, or in connection with the administration or amendment of this Agreement or incidental to the care, safe keeping or otherwise of any and all of the Collateral and may deduct the amount of such sums from any proceeds of the Collateral but, for greater certainty, shall not have recourse to the assets of the Guarantor other than the Collateral.

5.5	Voting Rights Prior to an Event of Default

Unless an Event of Default has occurred and is continuing, the Guarantor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonably likelihood of being, prejudicial to the interests of the Lender or which would have the effect of reducing the value of the Collateral as security for the Guaranteed Obligations or imposing any restriction on the transferability of any of the Collateral. Unless an Event of Default has occurred and is continuing the Lender shall, from time to time at the request of the Guarantor, execute or cause to be executed, in respect of all Pledged Securities that are registered in the name of the Lender or its nominee, valid proxies appointing the Guarantor as its (or its nominee’s) proxy to attend, vote and act for and on behalf of the Lender or such nominee, as the case may be, at any and all meetings of the Corporation’s shareholders or debt holders, all Pledged Securities that are registered in the name of the Lender or such nominee, as the case may be, and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders or debt holders of the Corporation for and on behalf of the Lender or such nominee, as the case may be. Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the Guarantor to vote and give consents, waivers and ratifications will cease and the Lender or its nominee will be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.

ARTICLE 6 – INCOME FROM COLLATERAL

6.1	Payment of Dividends and Interest Payments Before an Event of Default

(1)	So long as no Event of Default has occurred and is continuing:

(a)	the Guarantor shall be entitled to receive any and all cash dividends or interest payments on the Pledged Securities which it is otherwise entitled to receive to the extent not in violation of the Credit Agreement and the other Loan Documents; and

(b)	if the Pledged Securities shall have been registered in the name of the Lender or its nominee, the Lender shall execute and deliver (or cause to be executed and delivered) to the Guarantor all such dividend orders and other instruments as the Guarantor may request for the purpose of enabling the Guarantor to receive the dividends or other payments which the Guarantor is authorized to receive pursuant to Section 6.1(1)(a).

(2)	The Lender shall be entitled to receive directly, and to retain as part of the Collateral:

(a)	all other or additional Equity Securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Securities;

(b)	all other or additional Equity Securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c)	all other or additional Equity Securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization or other disposition of Collateral.

(3)	Upon the occurrence and during the continuation of an Event of Default, all rights of the Guarantor pursuant to Section 6.1(1)(a) shall cease and the Lender shall have the sole and exclusive right and authority to receive and retain the dividends and interest payments which the Guarantor would otherwise be authorized to retain under Section 6.1(1)(a). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this Section 6.1(3) will be applied on account of the Guaranteed Obligations in accordance with the Credit Agreement.

(4)	The Lender shall not be liable for any loss or damage suffered or incurred by the Guarantor as a result of any document or information received by the Lender or its nominee not being passed on or communicated to the Guarantor as a result of non-receipt by the Guarantor of any cash, cash equivalent, property, securities, interest or other distribution.

ARTICLE 7 – OBLIGATIONS NOT AFFECTED

7.1	Rights of the Lender

The Lender may grant time, renewals, extensions, indulgences, releases and discharges to, take security from and give the same and any or all existing Collateral up to, abstain from taking security from or from perfecting Collateral of, cease or refrain from giving credit or making loans or advances to, accept compositions from, compound, compromise, settle, grant releases and discharges and otherwise deal with, the Corporation, and others and with all Collateral as the Lender may see fit, and, subject to the Credit Agreement, may apply all monies at any time received from the Corporation or others or from Collateral upon such part of the Guaranteed Obligations as the Lender deems best and change any such application in whole or in part from time to time as the Lender may see fit, the whole without in any way limiting the rights of the Lender under this Agreement, and no loss of or in respect of or resulting from the enforcement of any Collateral received by the Lender from the Corporation, or others, whether occasioned by the fault or negligence of the Lender or otherwise, shall in any way limit the rights of the Lender under this Agreement.

7.2	Obligations Not Affected

Without limiting the generality of Section 7.1, the obligations of the Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to the Guarantor, the Lender) which, but for this provision, might constitute a whole or partial defence to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Lender or otherwise, including, without limitation:

(1)	any limitation of status or power, disability, incapacity or other circumstance relating to the Guarantor or the Corporation including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Guarantor, or the Corporation;

(2)	any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Guarantor or the Corporation under the Loan Documents or any other document or instrument;

(3)	any failure of the Guarantor or the Corporation, whether or not without fault on their part, to perform or comply with any of the provisions of the Credit Agreement or the other Loan Documents or any failure of the Corporation, whether or not without fault on their part, to give notice thereof to the Guarantor;

(4)	the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy against the Guarantor or the Corporation or their respective assets, or the release or discharge of any such right or remedy;

(5)	the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges (other than by a complete irrevocable written discharge executed by the Lender) and other indulgences to the Guarantor or the Corporation;

(6)	any amendment, variation, modification, supplement or replacement of the Credit Agreement or any other Loan Document (other than this Agreement and then only as expressly provided in writing by such amendment, variation, modification, supplement or replacement) or any other document or instrument;

(7)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Guarantor or the Corporation;

(8)	any merger or amalgamation of the Guarantor, the Corporation or Borrower with any Person or Persons;

(9)	the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations under this Agreement;

(10)	the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Corporation, the Lender or any other Person, or which the Corporation may have at any time against the Lender, whether in connection with the Credit Agreement, the other Loan Documents or otherwise; and

(11)	any other circumstance (other than by complete irrevocable payment and by a complete irrevocable written discharge executed by the Lender) that might otherwise constitute a legal or equitable discharge or defence of the Corporation under the Credit Agreement or any other Loan Document, or of the Guarantor in respect of its guarantee hereunder.

7.3	Waiver

Without in any way limiting the provisions of Section 7.2 of this Agreement, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Lender upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Corporation, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Guarantor or the Corporation of any kind whatsoever.

ARTICLE 8 – GENERAL

8.1	Continuing Agreement

This Agreement shall be a continuing agreement and shall cover all the Guaranteed Obligations and it shall apply to and secure any ultimate balance due or remaining unpaid by the Guarantor on account of the Guaranteed Obligations determined without regard to any compromise, arrangement, settlement or release of the Corporation, whether arising by private agreement, pursuant to a reorganization, restructuring or arrangement under applicable statute law, operation of law or otherwise, and for all purposes under this Agreement the Guaranteed Obligations shall not be considered fully or completely satisfied and performed until no such ultimate balance exists.

8.2	Rights and Waivers

The Guarantor hereby agrees that, without the necessity of any reservation of rights against the Guarantor and without notice to or further agreement by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Lender may be rescinded by the Lender and the Guaranteed Obligations or the liability of the Guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off or compensation with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Lender and any collateral security documents or guarantees or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security at any time held by the Lender for the payment of the Guaranteed Obligations may be released in accordance with this Agreement all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, pledge or release. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Guarantor with respect to the Guaranteed Obligations.

8.3	Reinstatement

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. If any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.4	Power of Attorney

The Guarantor hereby irrevocably constitutes and appoints any officer of the Lender the true and lawful attorney of the Guarantor in the name and on behalf of the Guarantor from time to time, effective upon the occurrence and during the continuance of an Event of Default, with full power of substitution to (i) endorse and transfer to the Lender any of the Collateral which may require endorsement or transfer, in order that full title to the same may be vested in the Lender or its nominee, and (ii) exercise all other rights and powers of the Guarantor under and in connection with the Collateral if the Lender is entitled to exercise those rights and the Guarantor fails to do so immediately upon demand. The power of attorney granted hereunder shall be a continuing power of attorney and shall withstand any subsequent incapacity on the part of the Guarantor. Without limiting the effect of this Section, the Guarantor grants the Lender an irrevocable proxy to vote the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the books and records of the Corporation, upon the occurrence of an Event of Default. These powers are coupled with an interest and are irrevocable until the termination of this Agreement. Nothing in this Section affects the right of the Lender as secured party or any other person on the Lender’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Collateral and this Agreement as the Lender or such other person considers appropriate. The Guarantor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Lender or any of the Lender’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Lender pursuant to this Section.

8.5	Perfection of Collateral

The Guarantor hereby authorizes the Lender to file such financing statements, financing change statements and other documents and do such acts, matters and things (including, upon the occurrence of an Event of Default and while it continues, registering the Collateral in its name or as it may direct, transferring all or any of the Collateral and filling in all blanks in any transfers of stocks, bonds or debentures or any power of attorney or other documents delivered to the Lender in connection with the Collateral) as the Lender may deem appropriate to perfect on an ongoing basis and continue the Security Interest constituted hereby, to protect and preserve the Collateral and after an Event of Default to realize upon the same and the Guarantor hereby irrevocably constitutes and appoints the officer or officers of the Lender the true and lawful attorney of the Guarantor, with full power of substitution, to do any of the fore sing in the name of the Guarantor whenever and wherever it may be deemed necessary or expedient. The power of attorney granted hereunder shall be a continuing power of attorney and shall withstand any subsequent incapacity on the part of the Guarantor. The Guarantor agrees that it will do all such things and take all such steps as reasonable requested by the Lender to allow it to assume or exercise control over the Collateral.

8.6	No Waiver; Rights and Remedies Cumulative

No delay or omission by the Lender in exercising any right or remedy hereunder or with respect to any Guaranteed Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, the Lender may remedy any default by the Guarantor hereunder or with respect to any Guaranteed Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Guarantor. All rights and remedies of the Lender granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

8.7	Waiver of Rights of Subrogation, Reimbursement, Etc.

The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Corporation that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Agreement, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Corporation, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate at such time, if any, as the Guaranteed Obligations and all other amounts payable under this Agreement have been paid in full and all obligations of the Lender under the Credit Agreement and the other Loan Documents have terminated; provided that the Lender shall be entitled to hold any Potential Preference Payment (as hereafter defined) in trust for its own benefit, to be credited and applied following the expiry of the potential preference period, to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any other applicable Loan Document. The term “Potential Preference Payment” shall mean any payment or other transfer received for the benefit of the Lender for or on account of the Guaranteed Obligations which could be avoided by a trustee in bankruptcy for the Corporation, or by or for the benefit of other creditors of the Corporation as a “preference” or a “preferential transfer” or for any other reason under any applicable bankruptcy, insolvency or similar law now or hereafter in effect in any bankruptcy, insolvency or similar proceeding with respect to the Corporation. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 8.8 is knowingly made in contemplation of such benefits.

8.8	Additional Security

This Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by the Lender.

8.9	Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Guarantor, the Corporation, the Lender and their respective successors and permitted assigns, and the Guarantor shall not assign any of its obligations hereunder without obtaining the prior written consent of the Lender. Any reference to the Guarantor or the Lender in this Agreement shall be construed accordingly.

8.10	Further Assurances

The Guarantor shall promptly execute and deliver to the Lender such further documents, instruments and assurances and take or cause to be taken such further action as the Lender from time to time may reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favour of the Lender.

8.11	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of that provision in any other jurisdiction.

8.12	Lender not Obligated

Nothing herein contained shall in any way obligate the Lender to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Guaranteed Obligations.

8.13	Lender’s Records

The records of the Lender shall be prima facie evidence of the amount of the Guaranteed Obligations and of the balance of the Guarantor’s liabilities and obligations hereunder at any time and from time to time, whether the Guarantor is in default and whether any demand has been made.

8.14	Notice

Unless otherwise specified, any notice or other communication required or permitted to be given to a party under this Agreement shall be in writing and may be delivered personally or sent by prepaid registered mail or by facsimile, to the address or facsimile number of the party set out beside its name on the signature page of this Agreement to the attention of the Person there indicated or to such other address, facsimile number or other Person’s attention as the party may have specified by notice in writing given under this Section 8.14. Any such notice or other communication shall be deemed to have been given (A) if delivered personally, when received; (B) if mailed, on the fifth Business Day following the date of mailing; (C) if sent by facsimile on a Business Day, when the appropriate confirmation of receipt has been received if the confirmation of receipt has been received before 3:00 p.m. (Toronto time) on that Business Day, and, if the confirmation of receipt has been received after 3:00 p.m. (Toronto time) on that Business Day, on the next succeeding Business Day; and (D) if sent by facsimile on a day which is not a Business Day, on the next succeeding Business Day following the day on which confirmation of receipt has been received.

8.15	Amendments

No modification, variation or amendment of any provision of this Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

8.16	Governing Law and Jurisdiction

This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of Ontario. Each party waives any right it has to object to an action being brought in those courts, including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

8.17	Counterparts

This Agreement and any amendment, variation, supplement, restatement, renewal, replacement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

8.18	Delivery by Fax or Electronically

Any party may deliver an executed copy of this Agreement by fax or other electronic transmission but that party shall immediately deliver to the other parties an originally executed copy of this Agreement.

8.19	Receipt of Agreement

The Guarantor hereby acknowledges receipt of a copy of the Credit Agreement, this Agreement and the other Loan Documents and all of the provisions therein contained and consents to and approves the same.

[THIS SPACE INTENTIONALLY LEFT BLANK]

The parties have executed this Agreement as of the date first written above.

▶SCHNEIDER POWER INC.

Per:	/s/ Thomas Schneider
Name: ▶Thomas Schneider
Title: ▶President
I have authority to bind the Corporation

▶SAMSUNG HEAVY INDUSTRIES CO. LTD.

Per:	/s/ Ho-cheol Chang
Name: ▶Ho-cheol Chang
Title: ▶Project Manager
I have authority to bind the Corporation

Acknowledged and agreed as of the date first written above.

▶ZEPHYR FARMS LTD.

Per:	/s/ John Cobb
Name: ▶John Cobb
Title: ▶President
I have authority to bind the Corporation

Schedule A — Pledged Securities

Corporation	Type of Pledged Equity Securities	Number of Pledged Equity Securities	Percentage of Total Outstanding
Zephyr Farms Limited	common shares	1000 shares	100%

Exhibit 3.2 – Stock Power/Power of Attorney

FOR VALUE RECEIVED, SCHNEIDER POWER INC. hereby assigns and transfers unto                                         (the “Holder”) 1000 common shares in the capital of ZEPHYR FARMS LIMITED (the “Corporation”) and irrevocably constitutes and appoints the Holder as its attorney to transfer such stock on the books of such Corporation with full power of substitution in the premises.

EXECUTED this     day of             , 20    .

▶SCHNEIDER POWER INC.

Per:
Name: ▶
Title: ▶
I have authority to bind the Corporation